Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820

NEWS RELEASE

FOR IMMEDIATE RELEASE

American Standard Reports 20 Percent Rise in Diluted EPS
on 14 Percent Sales Gain

     Piscataway, N.J. – July 19, 2004 – American Standard Companies Inc. (NYSE: ASD) today announced record second-quarter sales, net income and diluted earnings per share. Earnings were 73 cents per diluted share, up 20 percent from second quarter last year. Last month, the company estimated results at the top end of its second-quarter earnings range of 67-72 cents per diluted share, adjusted for the company’s May 28 three-for-one stock split. Second-quarter sales were $2.575 billion, up 14 percent from a year ago, and net income rose 19 percent to $159.7 million.

     Second-quarter earnings include operational consolidation expenses of $13 million or 4 cents per diluted share net of taxes, almost all for Bath and Kitchen, as well as a tax benefit of 1 cent per diluted share.

     “We delivered another successful quarter, with all our businesses contributing to the strong global sales growth,” said Fred Poses, chairman and chief executive officer. “We benefited from improved market conditions as well as our previous investments in new product development and in our brands.

     “Continuing our commitment to long-term growth, we increased advertising and added sales and service personnel during the quarter. Our increasingly powerful Six Sigma and materials initiatives once again produced significant savings, more than offsetting the impact of higher costs for commodity metals, energy and transportation.

     “For the third quarter, we expect sales to be up about 8-10 percent and earnings in the range of 65-70 cents per diluted share, up 18-27 percent from third quarter last year,” said Poses. “We are reiterating the 2004 earnings estimate range of $2.17-$2.27 per diluted share that we announced last month. This estimate represents a 19-24 percent increase over 2003 full-year earnings.”

     In the second quarter, segment income was a record $310.1 million, up 18 percent from second quarter last year. Total operating margin for the quarter was 12 percent, up 0.4 percentage points. Net cash provided by operating activities was $218 million, $12.7 million above last year. Free cash flow was $180.3 million, up $15.4 million from a year ago. During the quarter, the company reduced interest expense by $1.6 million to $28.5 million because of a lower debt level. Corporate and other expenses increased by $16 million primarily because of the impact of foreign exchange as well as increased incentive compensation, self-insurance and post-retirement costs.

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SECOND-QUARTER BUSINESS HIGHLIGHTS

     AIR CONDITIONING SYSTEMS AND SERVICES sales were $1.52 billion, up 12 percent over second quarter last year. Growth in U.S. residential systems led the sales increase, with gains also achieved in commercial equipment, parts, services and solutions. Segment income was $205.7 million, up 14 percent. Improved volume and mix in both the residential and commercial parts of the business outpaced unfavorable pricing and continued investments, while productivity gains essentially offset cost escalations. Operating margin was 13.6 percent, up 0.3 percentage points.

     During the quarter, the company signed a new three-year strategic relationship agreement with The Home Depot. The agreement extends the successful four-year-old program to sell Trane® residential air conditioning systems through Home Depot stores for installation by Trane dealers. Wyndham International awarded Trane its design and construction vendor of the year award. In addition, the company won a contract to supply air conditioning systems for the Jumeirah Beach Residence in Dubai. This project will include 36 residential towers, four hotel towers and beach clubs.

     Other large contracts signed during the quarter include ones for Abercrombie & Fitch; ABN AMRO for Brisbane Square office and retail facilities in Australia; AMC Theatres; The New Cardinals Baseball Stadium in St. Louis (Missouri); Flagler County (Florida) Schools; Mercer University (Georgia); Noble County (Indiana) government offices; Pfizer; Quanta Display Inc. (QDI) in Taiwan, a manufacturer of thin film liquid crystal displays; St. Bernard-Elmwood Place City Schools (Ohio); TAS for two power generation stations near Baghdad, Iraq; Todd County (Kentucky) Schools; TSMC in Taiwan, a semi-conductor manufacturer; and UMCi PTE Ltd in Singapore, a chip wafer foundry.

     BATH AND KITCHEN sales increased 12 percent to $634.2 million, reflecting solid global sales growth. Segment income was $51 million, up 43 percent compared with last year, including a significant increase in advertising expenses. Segment income benefited from productivity gains, improved mix and volume driven by growing sales of the Champion ™ toilet, and favorable foreign exchange. Operating margin was 8 percent, up 1.7 percentage points from the prior year. Excluding second-quarter operational consolidation expenses of $13 million, segment income was $64 million and operating margin was 10.1 percent.

     Bath and Kitchen won a number of large commercial contracts during the quarter, including ones for Great Ormond Street Hospital for Children and Wembley Football Stadium in the United Kingdom as well as RheinEnergie Stadium in Cologne, Germany and the five-star Yufu Hotspring Hotel in Chengdu, China. Bath and Kitchen launched products in Asia and Europe, with new advertising campaigns introduced in China, South Korea and Thailand. In addition, the business enhanced its distribution with a new flagship showroom in Seoul, Korea, and a luxury showroom in St. Petersburg, Russia. Vanke, a major developer in China, recognized the company with a best vendor award, and the Marc Newson line won a Design and Decoration magazine award in London.

     VEHICLE CONTROL SYSTEMS second-quarter sales were $425.5 million, up 25 percent over second quarter last year because of higher truck builds, increased content per vehicle and continued global sales penetration. The business continued to outperform truck and bus markets around the world. Segment income was $53.4 million, up 11 percent from last year’s strong quarter. During the quarter, the business settled a warranty issue that caused an additional $14 million expense. The combination of higher volume, productivity savings and favorable foreign exchange offset the increased warranty expenses, typical pricing reductions and cost escalations. Operating margin was 12.5 percent, down 1.6 percentage points.

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     IVECO introduced WABCO’s second-generation electronic braking system on its Stralis heavy truck range, replacing WABCO’s first-generation product and including electronic stability control as a customer option.

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PLEASE NOTE: American Standard Chairman and CEO Frederic Poses and Chief Financial Officer Peter D’Aloia will discuss the company’s performance and provide guidance on a two-way conference call for financial analysts at 9:30 a.m. EDT today. Related financial charts, reconciliation between GAAP and non-GAAP financial measures, and certain other information to be discussed on the conference call are available under the heading, “American Standard’s Second-Quarter 2004 Results” on the company’s Web site, www.americanstandard.com. Reporters and the public are invited to listen to the call, which will be broadcast on the Web site and archived for one year. If you’re unable to connect to the company’s Web site, you may listen via telephone. The dial-in number is (913) 981-5558. Please call five to 10 minutes before the scheduled start time. The number of telephone connections is limited. A replay of the conference call will be available from 1:30 p.m. EDT today until 11:59 p.m. EDT on July 26. For the replay, please dial (719) 457-0820. The replay access code is 469231.

Comments in this news release contain certain forward-looking statements, which are based on management’s good faith expectations and belief concerning future developments. Actual results may differ materially from these expectations as a result of many factors, relevant examples of which are set forth in the company’s 2003 Annual Report on Form 10-K and in the “Management’s Discussion and Analysis” section of the company’s Quarterly Reports on Form 10-Q. American Standard does not undertake any obligation to update such forward-looking statements. In addition, management analyzes year-over-year changes in operating results with and without the effect of operational consolidation expenses and believes shareowners do the same. Accordingly, management believes that excluding these effects is helpful in assessing the overall performance of the business.

American Standard is a global manufacturer with market leading positions in three businesses: air conditioning systems and services, sold under the Trane® and American Standard® brands for commercial, institutional and residential buildings; bath and kitchen products, sold under such brands as American Standard® and Ideal Standard®; and vehicle control systems, including electronic braking and air suspension systems, sold under the WABCO® name to the world’s leading manufacturers of heavy-duty trucks, buses, SUVs and luxury cars. The company employs approximately 60,000 people and has manufacturing operations in 29 countries. American Standard is included in the S&P 500.

For more information, reporters may contact:
Lisa Glover, 732 980-6048, lglover@americanstandard.com, or Shelly London, 732 980-6175, slondon@americanstandard.com

For more information, investors and financial analysts may contact:
Bruce Fisher, 732 980-6095, bfisher@americanstandard.com

Additional information is available at http://www.americanstandard.com. U.S. callers can listen to the latest news release and other corporate information by dialing (888) ASD-NEWS.

Copyright © 2004 American Standard Inc.

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30,
In millions except per share data	2004	2003
Sales
Air Conditioning Systems and Services	$1,515.6	$1,355.7
Bath & Kitchen	634.2	568.8
Vehicle Control Systems	425.5	340.5

Total	$2,575.3	$2,265.0

Segment income
Air Conditioning Systems and Services	$205.7	$179.9
Bath & Kitchen	51.0	35.7
Vehicle Control Systems	53.4	48.0

Total	310.1	263.6
Equity in net income of unconsolidated joint ventures	8.4	6.7

	318.5	270.3
Interest expense	28.5	30.1
Corporate and other expenses	62.2	46.2

Income before income taxes	227.8	194.0
Income taxes	68.1	60.1

Net income	$159.7	$133.9

Net income per common share:
Basic	$0.75	$0.62

Diluted	$0.73	$0.61

Average outstanding common shares:
Basic	214.2	215.6
Diluted	220.0	219.6

All share and net income per share data is reflective of a 3:1 stock split which took place on May 28, 2004

American Standard Companies Inc.
Consolidated Statement of Operations
(Unaudited)

	Six Months Ended June 30,
In millions except per share data	2004	2003
Sales
Air Conditioning Systems and Services	$2,678.9	$2,439.4
Bath & Kitchen	1,235.6	1,111.7
Vehicle Control Systems	845.8	664.5

Total	$4,760.3	$4,215.6

Segment income
Air Conditioning Systems and Services	$298.8	$262.9
Bath & Kitchen	101.3	70.8
Vehicle Control Systems	112.3	94.7

Total	512.4	428.4

Equity in net income of unconsolidated joint ventures	15.0	11.2

	527.4	439.6

Interest expense	57.8	60.3
Corporate and other expenses	119.2	92.8

Income before income taxes	350.4	286.5
Income taxes	106.1	88.8

Net income	$244.3	$197.7

Net income per common share:
Basic	$1.13	$0.92

Diluted	$1.10	$0.90

Average outstanding common shares:
Basic	215.4	216.0
Diluted	221.1	219.9

All share and net income per share data is reflective of a 3:1 stock split which took place on May 28, 2004

American Standard Companies Inc.
Data Supplement Sheet

This Data Supplement Sheet includes information on backlog and information excluding the effect of foreign exchange translation on operating results. Approximately half of the
Company’s business is outside the U.S., therefore changes in exchange rates can have a significant impact on results when reported in U.S. Dollars. Accordingly, management believes that excluding the effect is helpful in assessing the overall performance of the business.

	Three Months Ended June 30,				Six Months Ended June 30,

	Reported	Reported	% Chg vs.	% Chg vs. 2003	Reported	Reported	% Chg vs.	% Chg vs. 2003
In millions	2004	2003	2003	Excl. FX (1)	2004	2003	2003	Excl. FX (1)
Air Conditioning Systems and Services
Sales	1,515.6	1,355.7	12%	11%	2,678.9	2,439.4	10%	9%
Segment Income	205.7	179.9	14%	14%	298.8	262.9	14%	13%
Operating Margin	13.6%	13.3%	0.3 pts	0.3 pts	11.2%	10.8%	0.4 pts	0.6 pts
Backlog					637.0	627.0	2%	1%
Bath & Kitchen
Sales	634.2	568.8	12%	8%	1,235.6	1,111.7	11%	5%
Segment Income	51.0	35.7	43%	42%	101.3	70.8	43%	35%
Operating Margin	8.0%	6.3%	1.7 pts	2.0 pts	8.2%	6.4%	1.8 pts	1.8 pts
Vehicle Control Systems
Sales	425.5	340.5	25%	18%	845.8	664.5	27%	15%
Segment Income	53.4	48.0	11%	5%	112.3	94.7	19%	6%
Operating Margin	12.5%	14.1%	-1.6 pts	-1.6 pts	13.3%	14.3%	-1.0 pts	-1.2 pts
Backlog					699.0	504.0	39%	30%
Total Company
Sales	2,575.3	2,265.0	14%	11%	4,760.3	4,215.6	13%	9%
Segment Income	310.1	263.6	18%	16%	512.4	428.4	20%	15%
Operating Margin	12.0%	11.6%	0.4 pts	0.5 pts	10.8%	10.2%	0.6 pts	0.7 pts

(1)	Excluding the impact of foreign exchange translation

American Standard Companies Inc.
Consolidated Balance Sheet
(Unaudited)

(dollars in millions)

	June 30,	December 31,
	2004	2003
Current Assets:
Cash and cash equivalents	$237.6	$111.7
Accounts receivable, less allowance for doubtful accounts June 2004 - $42.0; Dec. 2003 - $45.3	1,311.8	1,022.8
Inventories:
Finished products	582.0	571.8
Products in process	194.1	181.4
Raw materials	193.9	156.7

	970.0	909.9
Future income tax benefits	150.5	161.0
Other current assets	351.1	285.3

Total Current Assets	3,021.0	2,490.7
Facilities, less accumulated depreciation
June 2004 - $1,006.9; Dec. 2003 - $963.5	1,486.0	1,515.4
Goodwill, less accumulated amortization:
June 2004 - $409.9; Dec. 2003 - $413.1	1,116.5	1,140.4
Capitalized software, less accumulated amortization:
June 2004 - $230.1; Dec. 2003 - $202.6	223.1	239.3
Debt issuance costs, net of accumulated amortization:
June 2004 - $25.7; Dec. 2003 - $22.4	18.0	21.2
Other assets	505.7	471.7

Total Assets	$6,370.3	$5,878.7

Current Liabilities:
Loans payable to banks	$69.0	$49.8
Current maturities of long-term debt	2.2	2.5
Accounts payable	874.9	684.3
Accrued payrolls	310.8	294.3
Current portion of warranties	172.0	153.1
Taxes on income	151.9	136.0
Other accrued liabilities	743.0	713.5

Total Current Liabilities	2,323.8	2,033.5
Long-Term Debt	1,742.7	1,626.8
Other Long-Term Liabilities
Reserve for post-retirement benefits	669.1	657.4
Long term portion of warranties	218.6	202.9
Deferred taxes on income	208.1	218.5
Other liabilities	423.7	425.8

Total Liabilities	5,586.0	5,164.9
Shareholders’ Equity
Preferred stock, 2,000,000 shares authorized none issued and outstanding	—	—
Common stock $.01 par value, 560,000,000 shares authorized; shares issued: 251,757,582 in 2004; 251,768,187 in 2003; and shares outstanding: 213,769,764 in 2004 ; 217,914,978 in 2003	2.5	2.5
Capital surplus	774.5	753.7
Unearned compensation	(0.5)	(0.7)
Treasury stock	(769.9)	(584.3)
Retained earnings	1,077.5	833.2
Foreign currency translation effects	(209.9)	(204.5)
Deferred gain/(loss) on hedge contracts, net of tax	3.8	7.1
Minimum pension liability adjustment, net of tax	(93.7)	(93.2)

Total Shareholders’ Equity	784.3	713.8

Total Liabilities & Shareholders’ Equity	$6,370.3	$5,878.7

Shares issued and outstanding reflects a 3:1 stock split on May 28, 2004

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used)
By Operating Activities to Free Cash Flow
(Unaudited)

	Three Months Ended June 30,
In millions	2004	2003
Cash provided by operating activities:
Net Income	$159.7	$133.9
Adjustments to reconcile net income to net cash provided by operating activities	58.3	71.4

Net cash provided by operating activities	218.0	205.3
Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(47.6)	(40.4)
Proceeds from disposals of property	9.9	—

Free cash flow	$180.3	$164.9

Note:	This statement reconciles net cash provided (used) by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used)
By Operating Activities to Free Cash Flow
(Unaudited)

	Six Months Ended June 30,
In millions	2004	2003
Cash provided by operating activities:
Net Income	$244.3	$197.7
Adjustments to reconcile net income to net cash provided by operating activities	12.5	47.0

Net cash provided by operating activities	256.8	244.7

Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(85.7)	(80.8)
Proceeds from disposals of property	9.9	0.3

Free cash flow	$181.0	$164.2

Note:	This statement reconciles net cash provided (used) by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.

American Standard Companies Inc.
Reconciliation of Net Cash Provided (Used) By
Operating Activities to Free Cash Flow
(Unaudited)

	Twelve Months Ended December 31,
In millions	2004 Estimate	2003
Net cash provided by operating activities	$720.0+	$651.2
Other deductions or additions to reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(230.0) +	(215.6)
Proceeds from disposals of property	10.0 +	23.1

Free cash flow	$500.0 +	$458.7

Note:	This statement reconciles net cash provided (used) by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of several measures used to determine incentive compensation for certain employees.